This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-224692

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 4, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 23, 2018)

BUSINESS FIRST BANCSHARES, INC.

900,000 Shares

Common Stock

We are offering 900,000 shares of our common stock, par value $1.00 per share, by means of this prospectus supplement and the accompanying base prospectus.

Our common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “BFST.” The last reported sales price of our common stock on NASDAQ on June 1, 2018 was $23.92 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible for reduced public company reporting requirements. Please see “About this Prospectus Supplement—Emerging Growth Company Status” in this prospectus supplement.

Investing in our common stock involves risks. Please carefully consider the risks discussed in “Risk Factors” beginning on page S-18 of this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement, as well as the risk factors beginning on page 5 of the accompanying base prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1) The underwriters will be reimbursed for certain expenses in this offering. See “Underwriting” for details.

The shares of common stock are being offered through the underwriters on a firm commitment basis. We have granted the underwriters a 30-day option to purchase up to 135,000 shares of our common stock at the same price and on the same terms.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Louisiana Office of Financial Institutions or any other regulatory authority has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts or other obligations of our bank subsidiary and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver the common stock in book entry form only, through the facilities of The Depository Trust Company, against payment on or about June     , 2018.

Lead Book-Running Manager

STEPHENS INC.

Lead Manager	Co-Manager

RAYMOND JAMES	THE HOVDE GROUP, LLC

The date of this prospectus supplement is June      , 2018.

Prospectus Supplement

Prospectus

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless we state otherwise or the context otherwise requires, as used in this prospectus supplement, the terms “Business First,” “we,” “our,” and “us” refer to Business First Bancshares, Inc., the term “RSBI” refers to Richland State Bancorp, Inc., and the term “you” refers to a prospective investor.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered and the risks of investing in this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined as one document, including the documents incorporated by reference herein and therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. See “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. To the extent that the information in the prospectus supplement differs from information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. The information contained in this prospectus supplement or the accompanying base prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are offering to sell our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for that person to make that offer or solicitation. Neither the underwriters nor we are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus is not legal, tax or business advice to any prospective investor.

Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part. Except as discussed under “Prospectus Supplement Summary—Recent Developments—Pending Merger with RSBI” or as otherwise expressly stated, the discussion of Business First does not take into account the completion of our proposed merger with RSBI.

Market Data

We obtained the statistical and other market data used in this prospectus supplement from independent industry sources and publications as well as from research reports prepared by third parties. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe that this information is reliable, we have not independently verified such information. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. All estimates, forecasts and assumptions are necessarily subject to a high degree of risk due to a variety of factors, including those described in the “Risk Factors” section and elsewhere in this prospectus supplement.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of reduced reporting requirements and are relieved of certain other significant regulatory requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	we are exempt from the requirement to obtain an attestation report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

●	we may choose to not adopt new or revised accounting standards until they would apply to private companies;

●

we may elect to not comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;

●	we are permitted to provide reduced disclosure about our executive compensation arrangements, which means we do not have to include, among other things, a compensation discussion and analysis; and

●	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We will continue to be an emerging growth company until the earliest to occur of the following: (1) December 31, 2020; (2) the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; (3) the date on which we have more than $700 million in market value of our common stock held by non-affiliates; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt over a three-year period.

We have taken advantage of the reduced disclosure relating only to executive compensation arrangements. We do not intend to take advantage of any other scaled disclosure or relief during the time that we qualify as an emerging growth company, although the JOBS Act would permit us to do so.

We have elected not to take advantage of the exemption from the auditor attestation requirement in the assessment of an emerging growth company’s internal control over financial reporting. In addition, we have decided not to opt in to the extended transition period for the adoption of new or revised accounting standards, which means that the consolidated financial statements included in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of these documents from us, without charge, by requesting them in writing or by telephone at the following address: Corporate Secretary, Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, telephone: (225) 248-7600. The documents that we have filed with the SEC are also available on our website at www.b1bank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to the specific documents containing that information without actually including the information in this prospectus. The information incorporated by reference is an important part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided).

In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 21, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 11, 2018; and

●

our Current Report on Form 8-K filed with the SEC on January 3 (as amended by our Current Report on Form 8-K/A filed on February 15, 2018), February 15, March 16, March 23, May 22 and June 4, 2018 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules).

This prospectus supplement also incorporates by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

●	reports filed under Sections 13(a) and (c) of the Exchange Act;

●	any document filed under Section 14 of the Exchange Act; and

●	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

●	our ability to consummate our proposed merger with RSBI or the length of time necessary to consummate the proposed merger;

●	the risk that the anticipated benefits of the proposed merger with RSBI, including any anticipated cost savings, may not be realized or may take longer than expected to realize;

●	the risk that RSBI may not be successfully integrated in our business and that the costs associated with the integration are higher than expected;

●

the dilution caused by the issuance of the shares in connection with the proposed merger with RSBI and this offering and the risk that, if the proposed merger with RSBI is not consummated, we may not be able to deploy the capital raised in this offering in a manner that results in an attractive return to us;

●

risks related to any future acquisitions, including the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

●	business and economic conditions generally and in the financial services industry, nationally and within our primary markets;

●	economic risks posed by our geographic concentration in Louisiana and DFW;

●	volatility in oil prices and downturns in the energy industry;

●	increased competition in the financial services industry, particularly from regional and national institutions;

●	our ability to prudently manage our growth and successfully execute our strategy;

●	changes in management personnel;

●	deterioration of our asset quality;

●	changes in the value of collateral securing our loans;

●	concentration of credit exposure;

●	our ability to maintain important deposit customer relationships and our reputation;

●	risks associated with our acquisition and de novo branching strategy;

●	interest rate risk associated with our business;

●	volatility and direction of market interest rates;

●	system failures, data security breaches, including as a result of cyber-attacks, or failures to prevent breaches of our network security;

●	natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control;

●	liquidity risks associated with our business;

●	operational risks associated with our business;

●	changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; and

●	further government intervention in the U.S. financial system.

Other factors not identified above, including those described under the headings “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents incorporated by reference into this prospectus, may also cause actual results to differ materially from those described in any forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

We assume no obligation for updating any forward-looking statements at any time, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained in or incorporated by reference into this prospectus supplement and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read this entire prospectus supplement, including the section titled “Risk Factors” on page S-18, the accompanying base prospectus, and the other documents that are incorporated by reference into this prospectus, including our financial statements and the notes to those financial statements, before making an investment decision.

Our Company

Business First Bancshares, Inc. is a bank holding company headquartered in Baton Rouge, Louisiana, and the parent company of Business First Bank, a Louisiana state banking association and community-based financial institution that offers a full array of banking products and services. We currently operate throughout the state of Louisiana, including in the state’s six largest metropolitan markets, and in Dallas, Texas from a network of 18 banking centers and a wealth solutions office. We are currently one of the ten largest Louisiana-based financial institutions. As of March 31, 2018, on a consolidated basis, we had total assets of $1.6 billion, total loans of $1.2 billion, total deposits of $1.3 billion and shareholders’ equity of $180.0 million.

Since our founding in 2006, our mission has not changed – we seek to be the financial institution of choice for our markets’ small-to-midsized businesses and their owners and employees. To achieve this goal, we focus on recruiting, retaining and empowering talented bankers who are intimately familiar with and well respected in the communities that they serve, and on providing market-leading products and services that add value to our customers’ businesses.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BFST.” The last reported sales price of our common stock on NASDAQ on June 1, 2018 was $23.92.

Our History

Business First Bank was chartered in 2006 under the leadership of Charles E. “Buddy” Roemer III, a former governor of Louisiana, U.S. Congressman and U.S. presidential candidate, and a group of former directors and shareholders of The Business Bank, including our current President and Chief Executive Officer, David R. “Jude” Melville III. Mr. Roemer, who was the President and CEO of the Business Bank at the time of its sale, served as our President and CEO until 2011, when he resigned from these positions to reenter politics. Mr. Roemer continues to support the Bank in an advisory role as our Chairman Emeritus.

Our founding members, directors and shareholders were intentionally and strategically located across the state of Louisiana. Since our inception, we have focused on expanding our franchise to selected metropolitan markets with attractive demographics and a concentration of small-to-midsized businesses. We leveraged the statewide relationships and business experience of our founders to successfully expand from our Baton Rouge headquarters into each of Louisiana’s six largest metropolitan markets within our first ten years. In each instance, our expansion was driven by our institutional knowledge of these markets coupled with our ability to attract and hire bankers with extensive in-market experience and relationships.

Our Growth

Since our founding, our primary expansion strategy has consisted of identifying and recruiting talented teams of bankers in desirable markets and providing them with a platform to better serve their clients. We complement this expansion strategy by identifying, evaluating and taking advantage of opportunities for strategic business acquisitions as they arise from time to time. Our growth is focused on the area stretching from Dallas, Texas to Jackson, Mississippi, along the I-20 corridor and from Houston, Texas to Mobile, Alabama, along the I-10/I-12 corridors, where we believe the small-to-midsized businesses and high net worth individuals that are well suited for our commercial and private banking products and services are underserved relative to other parts of the country. We intend to leverage our strengths to take advantage of what we believe are significant growth opportunities both within our existing footprint and in this larger region.

In June 2017, we entered the Dallas, Texas market with the opening of a loan production office, marking our first formal expansion outside of the state of Louisiana. We have continued our growth in this market with the expansion of our LPO into a full service branch in May 2018. We have also continued our growth in the New Orleans market with the conversion of our loan production office into a full service branch in June 2018.

We have completed two whole bank acquisitions since 2015 and recently entered into a definitive agreement for the acquisition of Richland State Bancorp, Inc. On March 31, 2015, we acquired American Gateway Financial Corporation, or AGFC, and its subsidiary, American Gateway Bank, Baton Rouge, Louisiana, primarily to grow our core deposit base and consolidate our presence in our Baton Rouge markets. In the AGFC acquisition, we acquired 10 banking centers throughout the Baton Rouge metropolitan statistical area, or MSA, and approximately $283.3 million in deposits, $143.2 million in loans, and $372.0 million in total assets. On January 1, 2018, we acquired Minden Bancorp, Inc., or MBI, and its subsidiary, MBL Bank, Minden, Louisiana. As a result of the transaction, we acquired MBL Bank’s two full-service banking locations in the Shreveport-Bossier City metropolitan area and total assets of $315.4 million, total loans of $193.3 million, and total deposits of $264.0 million. The acquisition expanded our presence along the I-20 corridor and added what we believe to be a strong portfolio of core deposits to our business.

In connection with the MBI acquisition we successfully completed an approximately $60.0 million private placement of our common stock to institutional investors. Following the MBI acquisition and the private placement, we completed the listing of our common stock on the NASDAQ Global Select Market on April 9, 2018, completing our transition to a publicly-traded company.

Recent Developments

Pending Merger with Richland State Bancorp, Inc.

On June 1, 2018, we entered into an Agreement and Plan of Merger with Richland State Bancorp, Inc., or RSBI, the bank holding company for Richland State Bank, Rayville, Louisiana. Subject to the terms of the merger agreement, at the effective time of the merger, we have agreed to acquire all of the issued and outstanding shares of RSBI common stock for 1,679,608 shares of our common stock and aggregate cash consideration of approximately $10.6 million, subject to a dollar-for-dollar downward adjustment to the extent that RSBI’s adjusted tangible shareholders’ equity is less than $34.6 million as of the date that is ten days prior to the closing of the merger. The adjusted tangible shareholders’ equity capital of RSBI will be calculated as the sum of RSBI’s capital stock, surplus and undivided profits, on a consolidated basis, less any goodwill and unrealized gains or losses on available-for-sale securities after April 30, 2018, and excluding up to $5.4 million in transaction-related expenses on a pre-tax basis.

The merger agreement contains customary representations and warranties and covenants by the parties, and the merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by the shareholders of RSBI. The merger agreement is subject to termination by either party under certain conditions and provides for the payment of a termination fee of $2.25 million payable by RSBI upon termination of the merger agreement under certain circumstances.

Since its foundation in 1902, Richland State Bank has been providing a full range of banking products and services to businesses and individuals from seven full-service banking branches located in or near Rayville, Minden and Monroe, Louisiana. As of March 31, 2018, RSBI reported total assets of $305.0 million, net loans of $186.8 million, total deposits of $268.9 million and total stockholders’ equity of $33.5 million. For additional information regarding RSBI, please see the pro forma financial information demonstrating the effect of the proposed combination of Business First and RSBI, which is included in this prospectus supplement under the heading “Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.”

We cannot assure you our proposed merger with RSBI will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the merger will be realized. In addition, this offering is not conditioned on, and is expected to be consummated before, the closing of the RSBI merger. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the RSBI merger. See the discussions of certain of the risks related to the proposed merger with RSBI and this offering under the heading “Risk Factors.”

Listing of our Common Stock on NASDAQ

On April 9, 2018, our common stock was listed for trading on the NASDAQ Global Select Market, or NASDAQ, under the symbol “BFST.” Prior to that date, there was no established public market for our common stock, even though we have been required to file periodic and current reports with the SEC since 2015 due to the registration of certain shares of our common stock in connection with our acquisition of AGFC. Our listing on NASDAQ and the registration of our common stock as a class for trading on a national exchange was not done in connection with a public offering. The last reported sales price of our common stock on NASDAQ on June 1, 2018 was $23.92.

Corporate Information

Our principal executive offices are located at 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, and our telephone number at that address is (225) 248-7600. Our website address is www.b1bank.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. Except as specifically incorporated by reference into this prospectus supplement, the information on, or otherwise accessible through, our website or RSBI’s website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

THE OFFERING

Issuer:	Business First Bancshares, Inc.

Common stock offered by us:	900,000 shares (or 1,035,000 shares if the underwriters exercise in full their option to purchase additional shares).

Common stock outstanding after the offering:	11,205,931 shares (or 11,340,931 shares if the underwriters exercise in full their option to purchase additional shares).(1)

Public offering price per share:	$

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $      million, after deducting estimated expenses and underwriting discounts and commissions (or $            million if the underwriters exercise in full their option to purchase additional shares).  We intend to use approximately $10.6 million of the net proceeds from this offering to fund the cash portion of the merger consideration to be paid to RSBI’s shareholders, with the remaining net proceeds to be used to strengthen our capital position and for general corporate purposes.  This offering is not conditioned on, and is expected to be completed before, the closing of the RSBI merger.  See “Use of Proceeds” in this prospectus supplement.

Dividends:

We paid a cash dividend of $0.08 per share with respect to the first quarter of 2018.  Although we expect to continue paying dividends each quarter, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our historical and projected financial condition, liquidity and results of operations; capital levels and needs; contractual, statutory and regulatory limitations; and other factors deemed relevant by our board.  See “Dividend Policy” in this prospectus supplement.

Risk factors:	An investment in our common stock involves risks. You should carefully the risks described under the heading “Risk Factors” beginning on page S-18 in this prospectus supplement and the other information included in or incorporated by reference into the prospectus before deciding to invest in our common stock.

Lock-up Agreements

Our executive officers and directors, who beneficially own approximately 860,612 shares of our common stock as of the date of this prospectus supplement, have entered into lock-up agreements under which they have generally agreed not to sell or otherwise transfer their shares for a period of 90 days after the date of the underwriting agreement.

Listing and NASDAQ symbol:	Our common stock is listed on the NASDAQ Global Select Market under the symbol “BFST.”

(1)	The number of shares of common stock to be outstanding immediately following this offering is based on 10,305,931 shares of common stock outstanding as of June 1, 2018 and excludes:
●

795,080 shares of common stock issuable upon the exercise of outstanding time-based options at a weighted average exercise price of $12.73 per share, 750,698 shares of which were exercisable as of June 1, 2018; and

●	87,625 shares of our common stock issuable upon exercise of warrants at a weighted average exercise price of $10.00 per share as of June 1, 2018.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated balance sheet as of March 31, 2018, and the unaudited pro forma condensed combined consolidated statements of income for the three months ended March 31, 2018 and the year ended December 31, 2017, have been prepared to show the impact on Business First’s historical financial position and results of operations of the following transactions:

●

the sale and issuance of 10,035,000 shares of our common stock pursuant to this offering, which includes the underwriter’s exercise in full of their option to purchase up to an additional 135,000 shares; and

●

the consummation of the acquisition of RSBI, including our expected issuance of 1,679,608 shares of our common stock to RSBI’s shareholders and the application of approximately $10.6 million of the net proceeds from this offering to pay the cash portion of the merger consideration to RSBI’s shareholders.

Additionally, the unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2017, shows the impact on our results of operations of our acquisition of Minden Bancorp, Inc., or MBI, which was consummated on January 1, 2018.

The unaudited pro forma combined consolidated financial information and explanatory notes are based upon the assumption that RSBI’s adjusted tangible shareholders’ equity, as defined in the merger agreement, delivered at closing is at least $34.6 million.

The unaudited pro forma combined condensed consolidated financial statements give effect to the acquisitions of RSBI and MBI as business combinations under U.S. generally accepted accounting principles (“GAAP”). Accordingly, all assets and liabilities were recorded at estimated fair value. Pro forma adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Business First’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The pro forma adjustments included herein with respect to RSBI are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma financial statements do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.

Business First anticipates that the acquisition of RSBI will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of RSBI and MBI. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under a set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had Business First, MBI and RSBI been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from the historical consolidated financial statements and related notes of Business First, MBI and RSBI and, in the case of Business First and MBI, should be read in conjunction with the historical consolidated financial statements and related notes of Business First and MBI incorporated by reference into this prospectus supplement.

BUSINESS FIRST BANCSHARES, INC. / RICHLAND STATE BANCORP, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
MARCH 31, 2018

	Business First Bancshares, Inc.	As Adjusted for		Business First Bancshares, Inc.	Richland State		Purchase Accounting		Pro Forma
Assets	(as reported)	Offering		Adjusted	Bancorp, Inc.	Combined	Adjustments		Combined
Cash and cash equivalents	$49,357	$22,380	a	$71,737	$33,748	105,485	$(10,628)	b	$94,857
Held-to-maturity investment securities	-			-	27,619	27,619	-		27,619
Available-for-sale investment securities	262,988			262,988	40,372	303,360	-		303,360
Loans, net of unearned income	1,191,450			1,191,450	188,590	1,380,040	(3,093)	c	1,376,947
Allowance for loan losses	(9,647)			(9,647)	(1,802)	(11,449)	1,802	d	(9,647)
Net loans	1,181,803			1,181,803	186,788	1,368,591	(1,291)		1,367,300
Mortgage loans held for sale	147			147	65	212	-		212
Premises and equipment (net)	10,424			10,424	4,615	15,039	1,000	e	16,039
Bank owned life insurance	24,109			24,109	7,585	31,694	-		31,694
Others real estate owned	1,282			1,282	613	1,895	(123)	f	1,772
Goodwill	32,816			32,816	-	32,816	13,281	g	46,097
Other intangible assets	4,366			4,366	-	4,366	3,979	h	8,345
Other assets	20,421			20,421	3,589	24,010	(654)	i	23,356
Total assets	$1,587,713	$22,380		$1,610,093	$304,994	$1,915,087	$5,564		$1,920,651
Liabilities				-		-
Non-interest-bearing	$297,845			297,845	$66,481	364,326	$-		$364,326
Interest bearing	1,009,893			1,009,893	202,454	1,212,347	-		1,212,347
Total deposits	1,307,738			1,307,738	268,935	1,576,673	-		1,576,673
Borrowings	93,996			93,996	-	93,996	-		93,996
Other liabilities	5,985			5,985	2,555	8,540	-		8,540
Total liabilities	1,407,719			1,407,719	271,490	1,679,209	-		1,679,209
Equity
Common stock	10,272	1,035	a	11,307	488	11,795	1,192	j, k	12,987
Surplus	144,441	21,345	a	165,786	172	165,958	37,216	j, k	203,174
Retained earnings	29,666			29,666	33,638	63,304	(33,638)	j	29,666
Accumulated other comprehensive income	(4,385)			(4,385)	(794)	(5,179)	794	j	(4,385)
Total shareholders’ equity	179,994	22,380		202,374	33,504	235,878	5,564		241,442
Total liabilities and shareholders’ equity	$1,587,713	$22,380		$1,610,093	$304,994	$1,915,087	$5,564		$1,920,651

Basic common shares outstanding	10,271,931	1,035,000		11,306,931	97,553		1,679,608	k	12,986,539
Book value per basic common share outstanding	$17.52			$17.90	$343.44				$18.59

a. Offering of 1,035,000 shares assuming $23.26 closing price per share as of May 25, 2018, less underwriting and offering costs
b. Includes cash consideration paid to RSBI shareholders and option holders
c. Recognition on $3.093 million purchased loan discount
d. Elimination of Richland State Bank's Allowance for Loan Losses
e. FMV adjustment
f. Credit mark on other real estate
g. Recognition of goodwill
h. Core deposit intangible
i. Net of deferred tax asset and liability entries associated with transaction
j. Elimination of RSBI's equity
k. 1,679,608 shares issued to RSBI shareholders assuming $23.26 price per shares as of May 25, 2018

BUSINESS FIRST BANCSHARES, INC. / RICHLAND STATE BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
THREE MONTHS ENDED MARCH 31, 2018

	Business First Bancshares, Inc. (as reported)	Richland State Bancorp, Inc.	As Adjusted for Offering		Combined as Adjusted	Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	$15,676	$2,878			$18,554	$-		$18,554
Interest income on securities	1,423	402			1,825	-		1,825
Other interest income	127	86			213	-		213
Total interest income	17,226	3,366			20,592	-		20,592
Interest expense:
Interest expense on deposits	2,298	280			2,578	-		2,578
Interest expense on borrowings	428	-			428	-		428
Total interest expense	2,726	280			3,006	-		3,006
Net interest income	14,500	3,086			17,586	-		17,586
Provision for loan losses	474	90			564	-		564
Net interest income after provision	14,026	2,996			17,022	-		17,022
Non-interest income:
Service charges on deposit accounts	610	493			1,103	-		1,103
Gain on sale of securities	-	-			-	-		-
Other non-interest income	1,125	58			1,183	-		1,183
Total non-interest income	1,735	551			2,286	-		2,286
Non-interest expense:
Salaries and employee benefits	6,704	1,671			8,375	-		8,375
Net occupancy and depreciation expense	1,418	414			1,832	-		1,832
Amortization of intangibles	131	-			131	99	b	230
Other non-interest expense	3,691	675			4,366			4,366
Total non-interest expense	11,944	2,760			14,704	99		14,803
Net earnings from continuing operations	3,817	787			4,604	(99)		4,505
Net earnings from discontinued operations	-	-			-	-		-
Net earnings attributable to noncontrolling interest	-	-			-	-		-
Income tax expenses (benefit)	709	-			709	144	c	853
Net income	$3,108	$787			$3,895	$(243)		$3,652

Basic earnings per common share	$0.30	$8.07						$0.28
Weighted average common shares outstanding	10,232,933	97,503	1,035,000	a		1,679,608	d	12,947,541

Diluted earnings per common share	$0.29	$8.01						$0.27
Weighted average diluted common shares outstanding	10,578,755	98,258	1,035,000	a		1,679,608	d	13,293,363

a

Business First common shares outstanding were adjusted to record estimated shares of Business First stock sold in the offering used to fund the transaction; recalculated YTD 3/31/18 weighted average shares assuming offering completed 1/1/18

b

Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $3.979 million will be amortized on a straight line basis over an estimated useful life of 10 years. The amortization expense associated with the core deposit intangible was an increase to non-interest expense of $99,475 for the three months ended March 31, 2018

c	Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 21% and the tax effect had RSBI not been an S-Corp
d	1,679,608 shares issued to RSBI shareholders, adjusted to record shares of Business First common stock assuming the transaction occurred on 1/1/18

BUSINESS FIRST BANCSHARES, INC. / MINDEN BANCORP, INC. / RICHLAND STATE BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2017

	Business First Bancshares, Inc. (as reported)	Minden Bancorp, Inc. (as reported)	Pro Forma Adjustments		Pro Forma Combined	Richland State Bancorp, Inc.	As Adjusted for Offering		Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	$47,516	$11,368	$-		$58,884	$10,333			$-		$69,217
Interest income on securities	3,829	2,155	-		5,984	1,388			-		7,372
Other interest income	256	155	-		411	19			-		430
Total interest income	51,601	13,678	-		65,279	11,740			-		77,019
Interest expense:
Interest expense on deposits	6,328	1,421	-		7,749	867			-		8,616
Interest expense on borrowings	901	46	-		947	63			-		1,010
Total interest expense	7,229	1,467	-		8,696	930			-		9,626
Net interest income	44,372	12,211	-		56,583	10,810			-		67,393
Provision for loan losses	4,237	130	-		4,367	360			-		4,727
Net interest income after provision	40,135	12,081			52,216	10,450			-		62,666
Non-interest income:
Service charges on deposit accounts	2,109	545	-		2,654	1,818			-		4,472
Gain on sale of securities	31	(263)	-		(232)	-			-		(232)
Other non-interest income	3,478	369	-		3,847	1,860			-		5,707
Total non-interest income	5,618	651	-		6,269	3,678			-		9,947
Non-interest expense:											-
Salaries and employee benefits	21,482	4,039	-		25,521	6,048			-		31,569
Net occupancy and depreciation expense	4,820	637	-		5,457	1,576			-		7,033
Amortization of intangibles	276	-	249	a	525	-			398	e	923
Other non-interest expense	10,224	1,998	(2,175)	b	10,047	2,615			-		12,662
Total non-interest expense	36,802	6,674	(1,926)		41,550	10,239			398		52,187
Net income before taxes	8,951	6,058	1,926		16,935	3,889			(398)		20,426
Income tax expenses (benefit)	4,103	2,126	336	c	6,565	-			1,187	c, f	7,752
Net income	$4,848	$3,932	$1,590		$10,370	$3,889			$(1,585)		$12,674
											-
Basic earnings per common share	$0.47	$1.66			$1.01	$39.95					$0.98
Weighted average common shares outstanding	10,228,093	2,369,775			10,228,093	97,346	1,035,000	d	1,679,608	g	12,942,701
											-
Diluted earnings per common share	$0.46	$1.62			$0.98	$39.61					$0.95
Weighted average diluted common shares outstanding	10,573,915	2,432,084			10,573,915	98,183	1,035,000	d	1,679,608	g	13,288,523

a

Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $2.5 million will be amortized on a straight line basis over an estimated useful life of 10 years. The amortization expense associated with the core deposit intangible was an increase to non-interest expense of $249,000 for the year ended December 31, 2017

b	Add back of nonrecurring merger expenses recorded by Business First and Minden Bancorp
c

Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 34% for 2017 after taking into consideration nondeductible merger expenses

d

Business First common shares outstanding were adjusted to record estimated shares of Business First stock sold in the offering used to fund the transaction; recalculated YTD 12/31/17 weighted average shares assuming offering completed 1/1/17

e

Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $3.979 million will be amortized on a straight line basis over an estimated useful life of 10 years. The amortization expense associated with the core deposit intangible was an increase to non-interest expense of $397,900 for the year ended December 31, 2017

f	Income taxes were adjusted to reflect the tax effects of RSBI being taxed using Business First’s statutory rate of 34% for 2017 since RSBI was an S-Corp at December 31, 2017
g	1,679,608 shares issued to RSBI shareholders, adjusted to record shares of Business First common stock assuming the transaction occurred on 1/1/17

BUSINESS FIRST’S SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary historical consolidated financial and other data for the periods and as of the dates presented.

The summary historical financial data as of and for the years ended December 31, 2017 and 2016 were derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated financial data as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 were derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement, and the unaudited consolidated financial data as of March 31, 2017 is derived from our unaudited condensed consolidated financial statements not included or incorporated by reference in this prospectus supplement, each of which have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited consolidated financial data as of and for the three months ended March 31, 2018 and 2017 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. However, operating results for interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year. The summary historical financial data as of and for the years ended December 31, 2017 and 2016 and for the three months ended March 31, 2017 do not give effect to the MBI acquisition and none of the summary historical financial data gives effect to the proposed merger with RSBI.

The following table should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and the accompanying notes incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the period ended March 31, 2018, each of which is incorporated herein by reference. The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the period ended March 31, 2018.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

SUMMARY CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	December 31,
	2017	2016
ASSETS
Cash and Due from Banks	$107,591	$42,173
Federal Funds Sold	8,820	2,556
Securities Available for Sale, at Fair Values	179,148	198,342
Mortgage Loans Held for Sale	201	180
Loans and Lease Receivable, Net of Allowance for Loan Losses[1]	966,519	802,789
Premises and Equipment, Net	8,780	9,281
Accrued Interest Receivable	4,110	3,384
Other Equity Securities	8,627	6,120
Other Real Estate Owned	227	1,187
Cash Value of Life Insurance	23,200	22,567
Goodwill	6,824	6,824
Core Deposit Intangible	2,003	2,279
Other Assets	5,206	8,159
Total Assets	$1,321,256	$1,105,841

LIABILITIES
Deposits:
Noninterest Bearing	$264,646	$223,705
Interest Bearing	790,887	709,090
Total Deposits	1,055,533	932,795
Securities Sold Under Agreements to Repurchase	1,939	2,720
Short Term Borrowings	862	862
Long Term Borrowings	2,700	3,000
Federal Home Loan Bank Borrowings	75,000	47,064
Accrued Interest Payable	890	920
Other Liabilities	4,397	4,921
Total Liabilities	1,141,321	992,282

Commitments and Contingencies [2]

SHAREHOLDERS' EQUITY
Preferred Stock, No Par Value; 5,000,000 Shares Authorized	-	-
Common Stock, $1 Par Value; 50,000,000 Shares Authorized; 10,232,495 and 6,916,673 Shares Issued and Outstanding at December 31, 2017 and 2016, respectively	10,232	6,917
Additional Paid-in Capital	144,172	85,133
Retained Earnings	27,175	23,839
Accumulated Other Comprehensive Loss	(1,644)	(2,330)
Total Shareholders' Equity	179,935	113,559
Total Liabilities and Shareholders' Equity	$1,321,256	$1,105,841

[1]	Net of allowance for loan losses of $8,765 and $8,162 as of December 31, 2017 and 2016, respectively
[2]	See Notes 18, 20, and 23 to the audited consolidated financial statements included in Business Frist’s Annual Reports on Form 10-K for the years ended December 31, 2017 and 2016.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

 (Dollars in thousands)

	Years Ended December 31,
	2017	2016
Interest Income:
Interest and Fees on Loans	$47,516	$39,468
Interest and Dividends on Securities	3,829	3,781
Interest on Federal Funds Sold and Due From Banks	256	169
Total Interest Income	51,601	43,418

Interest Expense:
Interest on Deposits	6,328	5,152
Interest on Borrowings	901	674
Total Interest Expense	7,229	5,826

Net Interest Income	44,372	37,592

Provision for Loan Losses	4,237	1,220

Net Interest Income after Provision for Loan Losses	40,135	36,372

Other Income:
Service Charges on Deposit Accounts	2,109	2,033
Gain (Loss) on Sales of Securities	31	232
Other Income	3,478	3,156
Total Other Income	5,618	5,421

Other Expenses:
Salaries and Employee Benefits	21,482	19,471
Occupancy and Equipment Expense	4,820	4,574
Other Expenses	10,500	11,024
Total Other Expenses	36,802	35,069

Income Before Income Taxes	8,951	6,724

Provision for Income Taxes	4,103	1,613

Net Income	$4,848	$5,111

Earnings Per Share:

Basic	$0.63	$0.73
Diluted	$0.61	$0.70

[1]	Net of allowance for loan losses of $8,765 and $8,162 as of December 31, 2017 and 2016, respectively
[2]	See Notes 18, 20, and 23 to the audited consolidated financial statements included in Business Frist’s Annual Reports on Form 10-K for the years ended December 31, 2017 and 2016.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	March 31,
	2018	2017
ASSETS
Cash and Due from Banks	$37,627	$49,960
Federal Funds Sold	11,730	8,685
Securities Available for Sale, at Fair Values	262,988	195,470
Mortgage Loans Held for Sale	147	-
Loans and Lease Receivable, Net of Allowance for Loan Losses[1]	1,181,803	845,835
Premises and Equipment, Net	10,424	9,129
Accrued Interest Receivable	4,700	3,086
Other Equity Securities	9,381	6,070
Other Real Estate Owned	1,282	1,402
Cash Value of Life Insurance	24,109	22,717
Goodwill	32,816	6,824
Core Deposit Intangible	4,366	2,210
Other Assets	6,340	6,873
Total Assets	$1,587,713	$1,158,261

LIABILITIES
Deposits:
Noninterest Bearing	$297,845	$246,446
Interest Bearing	1,009,893	716,816
Total Deposits	1,307,738	963,262
Securities Sold Under Agreements to Repurchase	15,434	3,076
Short Term Borrowings	862	862
Long Term Borrowings	2,700	3,000
Federal Home Loan Bank Borrowings	75,000	66,537
Accrued Interest Payable	1,104	865
Other Liabilities	4,881	4,458
Total Liabilities	1,407,719	1,042,060

Commitments and Contingencies[2]

SHAREHOLDERS' EQUITY
Preferred Stock, No Par Value; 5,000,000 Shares Authorized	-	-
Common Stock, $1 Par Value; 50,000,000 Shares Authorized; 10,271,931 and 6,932,570 Shares Issued and Outstanding at March 31, 2018 and 2017, respectively	10,272	6,933
Additional Paid-in Capital	144,441	84,996
Retained Earnings	29,666	25,478
Accumulated Other Comprehensive Loss	(4,385)	(1,206)
Total Shareholders' Equity	179,994	116,201
Total Liabilities and Shareholders' Equity	$1,587,713	$1,158,261

[1]	Net of allowance for loan losses of $9,647 and $8,183 as of March 31, 2018 and 2017, respectively.
[2]	See Note 7 to the unaudited consolidated financial statements included in Business First’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2018 and 2017.

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

	For The Three Months Ended March 31,
	2018	2017
Interest Income:
Interest and Fees on Loans	$15,676	$11,141
Interest and Dividends on Securities	1,423	947
Interest on Federal Funds Sold and Due From Banks	127	17
Total Interest Income	17,226	12,105
Interest Expense:
Interest on Deposits	2,298	1,348
Interest on Borrowings	428	197
Total Interest Expense	2,726	1,545
Net Interest Income	14,500	10,560
Provision for Loan Losses	474	355
Net Interest Income after Provision for Loan Losses	14,026	10,205
Other Income:
Service Charges on Deposit Accounts	610	512
Other Income	1,125	792
Total Other Income	1,735	1,304
Other Expenses:
Salaries and Employee Benefits	6,704	4,984
Occupancy and Equipment Expense	1,418	1,168
Other Expenses	3,822	2,614
Total Other Expenses	11,944	8,766
Income Before Income Taxes	3,817	2,743
Provision for Income Taxes	709	767
Net Income	$3,108	$1,976
Earnings Per Share:
Basic	$0.30	$0.29
Diluted	$0.29	$0.27

[1]	Net of allowance for loan losses of $9,647 and $8,183 as of March 31, 2018 and 2017, respectively.
[2]	See Note 7 to the unaudited consolidated financial statements included in Business First’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2018 and 2017.

RISK FACTORS

Investing in our common stock involves risks. You should carefully the following risk factors, in addition to the other information included in or incorporated by reference in this prospectus, including the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as may be supplemented by other documents incorporated by reference into this prospectus supplement or the accompanying prospectus, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risk and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of these risks or uncertainties actually occur, our business, financial condition, liquidity results of operations and prospects could be materially adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus supplement and the accompanying base prospectus are qualified in their entirety by those risk factors.

Risks Related to this Offering and Our Common Stock

The market price of our common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

The market price of our common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may impact the market price and trading volume of our common stock, including, without limitation:

●	actual or anticipated fluctuations in our operating results, financial condition or asset quality;

●	changes in economic or business conditions;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws or regulations affecting us;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the number of securities analysts covering us;

●

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deem comparable to us;

●	the trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	future sales of our common stock by us or our directors, executive officers or significant shareholders;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us;

●	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

In particular, the realization of any of the risks described in this “Risk Factors” section could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. The stock market and, in particular, the market for financial institution stocks have experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility could have an adverse effect on the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future sales of equity securities.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock. As of June 1, 2018, there are 10,305,931 shares of our common stock issued and outstanding. We may issue shares of our common stock or other securities from time to time for any number of reasons, including as consideration for future acquisitions and investments and under compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future sales of our securities.

The rights of our common shareholders may be subordinate to any senior indebtedness or preferred stock that we may issue in the future.

Our board of directors has the authority to issue in the aggregate up to 5,000,000 shares of preferred stock, and to determine the terms of each issue of preferred stock and any indebtedness, without shareholder approval. Accordingly, you should assume that any shares of preferred stock and any indebtedness that we may issue in the future will also be senior to our common stock. As a result, holders of our common stock bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings may negatively affect the market price of our common stock.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include, without limitation, an exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced financial reporting requirements, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company until December 31, 2020, although we could lose that status sooner if our gross revenues exceed $1.07 billion, if we issue more than $1.0 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. Investors may find our common stock less attractive if we rely on these exemptions, which may result in a less active trading market and increased volatility in our stock price.

Our dividend policy may change without notice, and our future ability to pay dividends is subject to restrictions.

Holders of our common stock are entitled to receive only such cash dividends as our board of directors may declare out of funds legally available for the payment of dividends. Although we have declared a quarterly cash dividend on our common stock since the second quarter of 2016, we have no obligation to continue paying dividends, and we may change our dividend policy at any time without notice to our shareholders. Our ability to pay dividends may also be limited on account of any outstanding indebtedness or preferred stock we may issue in the future, as we generally be required to make payments on any outstanding indebtedness and outstanding preferred stock before any dividends can be paid on our common stock. Finally, because our primary asset is our investment in the stock of the Bank, we are dependent upon dividends from the Bank to pay our operating expenses, satisfy our obligations and to pay dividends on our common stock, and the Bank’s ability to pay dividends on its common stock will substantially depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate and other factors deemed relevant by its board of directors. There are numerous laws and banking regulations that limit our and the Bank’s ability to pay dividends. See “Dividend Policy.”

Our corporate governance documents, and certain corporate and banking laws applicable to us, could make a takeover more difficult.

Certain provisions of our articles of incorporation and bylaws, each as amended and restated, and corporate and federal banking laws, could make it more difficult for a third party to acquire control of our organization or conduct a proxy contest, even if those events were perceived by many of our shareholders as beneficial to their interests. These provisions, and the corporate and banking laws and regulations applicable to us:

●	enable our board of directors to issue additional shares of authorized, but unissued capital stock;

●	enable our board of directors, without shareholder approval, to issue “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the board;

●	enable our board of directors to increase the size of the board and fill the vacancies created by the increase;

●	do not provide for cumulative voting in the election of directors;

●	enable our board of directors to amend our bylaws without shareholder approval;

●

require the vote of holders of at least 80% of the outstanding shares of our capital stock to modify the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors;

●	require the request of holders of at least 25% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting;

●	establish an advance notice procedure for director nominations and other shareholder proposals; and

●	require prior regulatory application and approval of any transaction involving control of our organization.

These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares. See “Description of Common Stock.”

Securities analysts may not initiate or continue coverage on us.

The trading market for our common stock could be affected by whether and to what extent securities analysts publish research or reports about us and our business. We do not have any control over these securities analysts, and they may not cover us. If one or more of securities analysts that currently, or in the future, covers us publish research reports about our common stock, the price of our stock could decline if they downgrade our stock or if they issue other unfavorable commentary or cease publishing reports about us.

An active trading market for our common stock may not fully develop.

Prior to our listing on the NASDAQ Global Select Market on April 9, 2018, there has been no public market for our common stock. An active trading market for shares of our common stock may not fully develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling our common stock and may impair our ability to expand our business by using our common stock as consideration.

An investment in Business First’s common stock is not an insured deposit and is subject to risk of loss.

Your investment in our common stock is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency. Your investment is subject to investment risk, and you must be capable of affording the loss of your entire investment.

Risks Related to the RSBI Merger

The consummation of our proposed acquisition of RSBI is contingent upon the satisfaction of a number of conditions, including regulatory approvals and RSBI shareholder approval, that are outside of our control and that we may be unable to obtain or may delay the consummation of the acquisition or result in the imposition of conditions that could reduce the anticipated benefits from the proposed acquisition or cause the parties to abandon the proposed transaction.

Before the transactions contemplated in the merger agreement with RSBI can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. The relevant governmental entities must consider a variety of factors in deciding to grant regulatory clearances. These include the regulatory standing of each of the parties to the transaction, as well as the effect of the merger on competition within their relevant jurisdiction. Adverse developments in either party's regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt.

Additionally, regulatory authorities could include, as part of their required approvals, requirements, limitations or costs, or place restrictions on the conduct of the combined company's business. These requirements or limitations could be unacceptable to the parties, or could delay the closing of the merger or diminish the anticipated benefits of the combination. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that these would not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, we cannot provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. The completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.

In addition to the various regulatory approvals, the merger agreement is subject to a number of other conditions that must be fulfilled in order to complete the merger. Those conditions include, but are not limited to: approval of the merger agreement by RSBI shareholders, absence of orders prohibiting completion of the merger, and other customary items. The conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after shareholder approval, or we or RSBI may elect to terminate the merger agreement in certain other circumstances, subject to costs set forth in the merger agreement.

Even if this offering is completed, our proposed acquisition of RSBI may not be completed, which could have an adverse impact on the value of our common stock or leave us with excess capital that cannot be profitably deployed.

We expect the RSBI acquisition to close during the late third quarter or early fourth quarter of 2018, but the acquisition is subject to a number of closing conditions described above. Many of these conditions are beyond our control. If these conditions are not satisfied or waived, the RSBI acquisition will not be completed. In addition, either RSBI or we may terminate the merger agreement under certain circumstances. The closing of this offering is not conditioned on, and is expected to be completed before, the closing of the RSBI merger. Accordingly, if you decide to purchase shares of our common stock in this offering, you should be willing to do so whether or not we complete the RSBI merger. Failure to complete the RSBI merger or any delays in completing the RSBI merger could have an adverse impact on our future business, operations and results of operations and could negatively impact the price of our common stock.

We may fail to realize all of the anticipated benefits of the proposed acquisition of RSBI, or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating RSBI.

We and RSBI have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including the anticipated benefits and cost savings from the merger, will depend on, among other things, our ability to combine our business with the business of RSBI in a timely manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and that does not materially disrupt the existing customer relationships nor result in decreased revenues due to loss of customers. If we are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy and could have an adverse effect on our business, financial condition, operating results and prospects. In addition, it is possible that the integration process could result in the disruption of our ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Future results of the combined companies may be materially different from any pro forma financial information presented in connection with this offering.

The pro forma financial information presented in connection with this offering is derived from the consolidated historical financial statements of Business First, MBI and RSBI, with certain assumptions regarding the mergers and the transactions relating thereto that we believe are reasonable. However, we cannot assure you that our assumptions will prove to be accurate. Accordingly, any pro forma financial information presented in connection with this offering may not be indicative of what our financial condition would have been had we been a consolidated entity during the periods presented, or what our results of operations and financial condition will be in the future. The challenge of integrating previously independent businesses makes evaluating our business and our future financial prospects difficult. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

We expect to incur substantial transaction-related costs in connection with the acquisition.

We have incurred and expect to incur significant, nonrecurring costs in connection with consummating the RSBI acquisition. In addition, we will incur integration costs following the completion of the merger as we integrate our business and RSBI's business, including facilities and systems consolidation costs and employment-related costs. Integration efforts will also divert management attention and resources. These integration matters could have an adverse effect on us or RSBI during the transition period and on the combined company after completion of the proposed acquisition, and no assurance can be given that the operation of the combined company will not adversely affect our existing profitability. There can be no assurances that the expected benefits and efficiencies related to the integration of businesses will be realized to offset these transaction and integration costs over time. We may also incur additional costs to maintain employee morale and to retain key employees. We will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, and other costs associated with the merger. Some of these costs are payable regardless of whether the acquisition is completed.

The proposed acquisition of RSBI could result in unexpected disruptions on the combined business.

In response to the announcement of the RSBI acquisition, RSBI’s customers may cease or reduce their business with RSBI, which could negatively affect our combined business operations. Similarly, current or prospective employees of RSBI or us may experience uncertainty about their future roles with the combined entity. This may adversely affect our ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of our respective management teams away from day-to-day operations during the negotiation and pendency of the acquisition could have an adverse effect on the financial condition and operating results of RSBI and us.

The proposed acquisition of RSBI may be completed on different terms from those contained in the merger agreement.

Prior to the completion of the RSBI acquisition, the parties, by mutual agreement, may amend or alter the terms of the merger agreement, including with respect to, among other things, the consideration payable by us to RSBI’s shareholders or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to us.

Risks Relating to Our Business and Industry

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $              million, or approximately $              million if the underwriters exercise in full their option to purchase additional shares, in each case after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use approximately $10.6 million of the net proceeds from this offering to fund the cash portion of the merger consideration to be paid to RSBI’s shareholders, with the remaining net proceeds to be used to strengthen our capital position and for general corporate purposes. Pending completion of the RSBI acquisition, we may use the portion of the net proceeds of this offering intended to fund the cash portion of the merger consideration to make short-term liquid investments.

This offering is not conditioned on, and is expected to be completed before, the closing of the RSBI merger transaction. If the acquisition of RSBI is not completed, we intend to use the net proceeds of this offering for general corporate purposes, including for organic growth and other potential future acquisitions. Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of March 31, 2018:

●	on an actual historical basis;

●

on an as adjusted basis to reflect the sale of 1,035,000 shares of our common stock in this offering at the public offering price of $         per share, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters’ option to purchase up to an additional 135,000 shares from us is exercised in full); and

●

on a pro forma as adjusted basis to give effect to this offering (assuming the underwriters’ option to purchase up to an additional 135,000 shares from us is exercised in full) and the consummation of the acquisition of RSBI, including our expected issuance of 1,679,608 shares of common stock to RSBI’s shareholders and the application of $10.6 million of the net proceeds from this offering to pay the cash portion of the merger consideration to RSBI’s shareholders.

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” and the “Unaudited Pro Forma Condensed Combined Consolidated Financial Information,” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement. This offering is not conditioned on, and is expected to be consummated before, the closing of the RSBI merger. There can be no assurance that the RSBI merger will be completed. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the RSBI Merger.

	As of March 31, 2018
	Actual	Pro Forma As Adjusted for Offering		Pro Forma As Adjusted for Offering and RSBI Acquisition
	(Dollars in thousands)
Long-term indebtedness:
Long-term borrowings	$2,700	$		$

Stockholders’ equity:
Common stock ($1.00 par value; 50,000,000 shares authorized; 10,271,931 shares issued and outstanding; 11,340,931 shares issued and outstanding, as adjusted for offering; 13,020,539 shares issued and outstanding, as adjusted for offering and RSBI acquisition)	10,272
Additional paid-in capital	144,441
Retained earnings	29,666
Accumulated other comprehensive loss	(4,385)
Total stockholders’ equity	179,994

Total capitalization	$182,694

Capital ratios:
Total shareholders’ equity to total assets	11.34%		%		%
Tier 1 capital to average assets	9.36
Tier 1 risk-based capital to risk-weighted assets	10.56
Common equity tier 1 capital to risk-weighted assets	10.56
Total risk-based capital to risk-weighted assets	11.25

MARKET FOR OUR COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the symbol “BFST.” Our common stock became listed for trading on NASDAQ on April 9, 2018. During the period between April 9, 2018, and June 1, 2018, the most recent practical date prior to the date of this prospectus supplement, the high and low sales prices per share of our common stock as reported on NASDAQ were $30.00 and $23.10, respectively. The last reported sales price of our common stock on NASDAQ on June 1, 2018 was $23.92.

As of June 1, 2018, the most recent practical date prior to the date of this prospectus supplement, there were approximately 843 holders of record of our common stock. The number of record shareholders excludes owners for whom common stock may be held in “street” name.

DIVIDEND POLICY

Subject to the approval of our board of directors, we intend to continue the payment of a cash dividend on a quarterly basis to holders of our common stock. Our board of directors may change the amount of, or entirely eliminate the payment of, future dividends in its sole discretion and without notice to our shareholders. Any future determination relating to our dividend policy will depend upon a number of factors, including, but not limited to: (1) our historical and projected financial condition, liquidity and results of operations, (2) our capital levels and needs, (3) any acquisitions or potential acquisitions that we are considering, (4) contractual, statutory and regulatory prohibitions and other limitations (as briefly discussed below), (5) general economic conditions and (6) other factors deemed relevant by the board. We cannot assure you that we will be able to pay dividends to holders of our common stock in the future.

As a Louisiana corporation, we are subject to certain restrictions on dividends under the Louisiana Business Corporation Act. Generally, a Louisiana corporation may pay dividends to its shareholders unless, after giving effect to the dividend, either: (1) the corporation would not be able to pay its debts as they come due in the usual course of business; or (2) the corporations’ total assets are less than the sum of its total liabilities and the amount that would be needed, if the corporation were to be dissolved at the time of the payment of the dividend, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the dividend. Payments of future dividends, if any, are within the discretion of our board of directors and will depend upon a number of factors, including our historical and projected financial condition, liquidity and results of operations; then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal or contractual limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

Our status as a bank holding company also affects our ability to pay dividends, in two ways. First, since we are a holding company with no material business activities, our ability to pay dividends is substantially dependent upon the ability of Business First Bank to transfer funds to us in the form of dividends, loans and advances. The bank’s ability to pay dividends and make other distributions and payments to us is itself subject to various legal, regulatory and other restrictions. Second, as a holding company of a bank, our payment of dividends must comply with the policies and enforcement powers of the Federal Reserve.

For additional information about the regulatory restrictions and limitations on both Business First Bank and us with respect to the payment of dividends, see the section entitled “Business—Supervision and Regulation—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus.

UNDERWRITING

We have entered into an underwriting agreement, dated June    , 2018, with Stephens Inc., or Stephens, as representative of the underwriters named below. Subject to certain conditions, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
Stephens Inc.
Raymond James & Associates, Inc.
The Hovde Group, LLC
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have severally agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to 135,000 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, for up to 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of common stock from us in approximately the same proportion as set forth in the table above.

Underwriting Discount

The underwriters propose to initially offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price, less a concession not in excess of $       per share. If all of the shares of our common stock are not sold at the public offering price, the Representative may change the public offering price and the other selling terms.

The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis. The aggregate amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that our total offering expenses, excluding the underwriting discount, will be approximately $      . We have also agreed to reimburse the underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, legal fees and expenses and marketing, syndication and travel expenses, up to a maximum of $100,000.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed for the period beginning on and including the date that is 90 days after the date of this prospectus supplement, not to, without the prior written consent of Stephens:

●

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the executive officer or director in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition;

●

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise; or

●	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

These restrictions are expressly agreed to in order to preclude us and our executive officers and directors from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions. Stephens may, in its sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

Nasdaq Listing

Our common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “BFST”.

Indemnity

We have agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Stabilization Transactions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may include the sale by the underwriters of more shares than they are obligated to purchase under the underwriting agreement, creating a short position that may be either a covered short position or a naked short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares described above. The underwriters also may sell shares in excess of their option to purchase additional shares, creating a naked short position to the extent of the excess. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

These transactions may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate shares of our common stock for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Notice to Investors

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the common shares described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

European Economic Area

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Other Considerations

It is expected that delivery of the shares of our common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financial services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. Stephens is currently acting as our financial advisor in connection with the acquisition of RSBI.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

The validity of our common stock offered by this prospectus supplement will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Alston & Bird, LLP, Atlanta, Georgia.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, have been audited by Hannis T. Bourgeois, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Minden Bancorp, Inc. and its subsidiaries for the year ended December 31, 2017, appearing in our Current Report on Form 8-K filed with the SEC on May 22, 2018, and for the year ended December 31, 2016, appearing in our Current Report on Form 8-K/A filed with the SEC on February 15, 2018, have been audited by Heard, McElroy & Vestal, LLC, independent auditors, as set forth in their report thereon, included in such Current Reports on Form 8-K, and incorporated herein by reference in reliance upon the authority of such firm as an expert in accounting and auditing.

PROSPECTUS

Business First Bancshares, Inc.

$75,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $75,000,000, or the foreign currency equivalent thereof.

When we offer securities under this registration statement, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About This Prospectus" and "Plan of Distribution" for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “BFST.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.

Investing in the securities involves certain risks. See “Risk Factors” on page 5 of this prospectus and, if any, in the applicable prospectus supplement. You should also review the “Risk Factors” discussed in our most recent annual report on Form 10-K, in our quarterly reports on Form 10-Q, and in the other documents we file from time to time with the Securities and Exchange Commission for a discussion of certain risks that you should consider before investing in our securities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and are subject to reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission, nor any other state securities commission nor any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The offered securities are not deposits, savings accounts or other obligations of any bank or savings association. The offered securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

The date of this prospectus is May 25, 2018.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration statement, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $75,000,000, or the foreign currency equivalent thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in "Where You Can Find More Information" in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context indicates otherwise, references in this prospectus to “we,” “our,” “us,” the “Company” and “Business First” refer to Business First Bancshares, Inc., a Louisiana corporation and its consolidated subsidiaries. References in this prospectus to “Business First Bank” and the “Bank” refer to Business First Bank, a Louisiana state non-member bank and our wholly-owned subsidiary.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any applicable prospectus supplement when deciding whether to invest in the securities offered hereby. We have not authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

About Business First Bancshares, Inc.

We are a bank holding company headquartered in Baton Rouge, Louisiana, and the parent company of Business First Bank, a Louisiana state bank that offers a full array of banking products and services. We currently operate throughout the state of Louisiana, including in the state’s six largest metropolitan markets, and in the Dallas/Fort Worth metroplex market. Our common stock is listed on the NASDAQ Global Select Market under the symbol “BFST.”

Our principal executive offices are located at 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, and our telephone number is (225) 248-7600. Our corporate website may be accessed at www.b1bank.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

Implications of Being An Emerging Growth Company

As a company with less than $1.07 billion in gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. We will continue to be an emerging growth company until the earliest to occur of: (1) December 31, 2020; (2) the last day of the fiscal year in which we have more than $1.07 billion in annual gross revenues; (3) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act; or (4) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities. Until we cease to be an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements generally unavailable to other public companies. We may choose to take advantage of some or all of these reduced reporting and other regulatory requirements.

The JOBS Act also permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. However, we have “opted out” of this provision. As a result, we will comply with new or revised accounting standards to the same extent that compliance is required for non-emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Where You Can Find More Information

We file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement or incorporated by reference herein for a complete description. You may get a copy of the registration statement, at prescribed rates, from the sources listed above. You may also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address: Corporate Secretary, Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, telephone: (225) 248-7600. The documents that we have filed with the SEC are also available on our website at www.b1bank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below that we have previously filed with the SEC (File No. 333-20012):

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 21, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 11, 2018;

●

our Current Reports on Form 8-K filed on January 3 (as amended by our Current Report on Form 8-K/A filed on February 15, 2018), February 15, March 16, and March 23, 2018 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

●

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 4, 2018, and any other amendment or report filed for the purposes of updating such description.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You may obtain from us a copy of any documents incorporated by reference into this prospectus without charge to you in the manner described above.

Special Note regarding Forward-Looking Statements

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

●

risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

●	business and economic conditions generally and in the financial services industry, nationally and within our primary markets;

●	economic risks posed by our geographic concentration in Louisiana and DFW;

●	volatility in oil prices and downturns in the energy industry;

●	increased competition in the financial services industry, particularly from regional and national institutions;

●	our ability to prudently manage our growth and execute our strategy;

●	changes in management personnel;

●	deterioration of our asset quality;

●	changes in the value of collateral securing our loans;

●	our ability to maintain important deposit customer relationships and our reputation;

●	risks associated with our acquisition and de novo branching strategy;

●	interest rate risk associated with our business;

●	volatility and direction of market interest rates;

●	natural disasters and adverse weather, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, and other matters beyond our control; and

●	liquidity risks associated with our business;

●	operational risks associated with our business;

●	changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; and

●	further government intervention in the U.S. financial system.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements.  All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date such document. We undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements, unless we are required to do so by law. You should not put undue reliance on any forward-looking statements.

Risk Factors

Investing in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully read and consider the risk factors contained in under the caption “Risk Factors” and elsewhere in our most recent Form 10-K and any updated or additional disclosure about risk factors included our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. We may also include updated or additional disclosure about risk factors in our future annual, quarterly or current reports filed with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity.

Use of Proceeds

Unless otherwise indicted in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:

●	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;

●	contributions of capital to Business First Bank to support its growth, enabling it to continue to satisfy its regulatory capital requirements;

●	financing of acquisitions of financial institutions; and

●	refinancing, reduction or repayment of debt.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.

Description of Common Stock

The following is a summary of our common stock and certain terms of our amended and restated articles of incorporation and our amended and restated bylaws, which we refer to herein as our articles of incorporation and bylaws, respectively. This discussion summarizes some of the important rights of our shareholders but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. The descriptions herein are qualified in their entirety by reference to our articles of incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

We are incorporated in the state of Louisiana. Accordingly, the rights of our shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or LBCA, and our articles of incorporation and bylaws, as the same may be amended from time to time.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of May 1, 2018, 10,271,931 shares of our common stock were issued and outstanding and held by approximately 843 shareholders of record, and no shares of preferred stock were issued and outstanding. Also, as of May 1, 2018, there were outstanding stock options and warrants to purchase 918,705 shares of our common stock held by our employees, officers and directors. We have also reserved an additional 463,289 shares for issuance in connection with share-based payment awards that may be granted under our 2017 Plan.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Our articles of incorporation do not provide for cumulative voting in the election of directors. Directors are elected by a majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected at the meeting, in which case directors would be elected by a plurality of the votes cast.

Dividend Rights

Subject to certain regulatory restrictions discussed in or incorporated by reference into this prospectus and to the rights of holders of any preferred stock that we may issue, all shares of our common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by our board of directors.

No Preemptive Rights

No holder of our common stock has a right under the LBCA, or our articles of incorporation or bylaws, to purchase shares of common stock upon any future issuance.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of our common stock would be entitled to share ratably in any of the net assets or funds which are available for distribution to shareholders, after the satisfaction of all liabilities and accrued and unpaid dividends and liquidation preferences on any outstanding preferred stock.

Modification of Rights

Our articles of incorporation provide that the approval of at least 80% of the total voting power of our company will be required to amend the indemnification and limitation of liability provisions of our articles of incorporation. Any other amendment to our articles of incorporation requires the approval of a majority of the votes entitled to be cast. Our bylaws may be amended by our board of directors, by a vote of a majority of the members present, or by our shareholders, by a majority of the votes cast at a meeting of our shareholders.

Other Rights

Holders of our common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.

Action by Written Consent

Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Our articles of incorporation provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Certain provisions of our articles of incorporation and bylaws, and the corporate and banking laws applicable to us, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of our board of directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Our articles of incorporation contain provisions that permit our board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Our bylaws enable our board of directors to increase the size of the board between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. The LBCA does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and our articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of our common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), our articles of incorporation require the request of holders of at least 25% of the outstanding shares entitled to vote at the meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Amending Certain Provisions of our Articles of Incorporation. Our articles of incorporation require an 80% vote of our shareholders to modify the sections of our articles of incorporation addressing limitation of liability and indemnification of our officers and directors, which provide limitation of liability and indemnification to the maximum extent permitted by law.

Amending our Bylaws. Our board of directors may amend our bylaws without shareholder approval.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our board of directors and our management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

Indemnification

Our articles of incorporation provide that our directors and officers will be indemnified by us to the fullest extent permitted by the LBCA, against any and all expenses, liabilities or other matters while acting in his or her capacity as a director or officer. We have also agreed to advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceeding to the fullest extent permitted by the LBCA, subject to certain conditions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

Our articles of incorporation also limit the personal liability of our directors and officers in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Our articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC serves as our transfer agent and registrar.

Listing and Trading

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BFST.”

Description of Preferred Stock

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, the applicable amendment to our articles of incorporation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement, and our bylaws, each of which we will make available upon request. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 5,000,000 shares of preferred stock, no par value per share. As of May 1, 2018, we had no shares of our preferred stock outstanding.

Our articles of incorporation permit us to issue one or more series of preferred stock and authorize our Board of Directors to designate the preferences, limitations and relative rights of any such series of preferred stock. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and determination at issuance of our Board of Directors. While the terms of preferred stock may vary from series to series, common shareholders should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our common stock; by diluting the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Terms of the Preferred Stock That We May Offer

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

●	the title of the series being offered and the price per share at which the shares are being offered to the public;

●	the number of shares of the series;

●	the liquidation preference per share of the series;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series;

●	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any, for the shares;

●	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

●	any listing of the shares of preferred stock being offered on any securities exchange or market;

●

the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

●	voting rights, if any, of the shares of preferred stock being offered;

●	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

●	the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of our affairs;

●

any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions pertaining to the series.

Ranking

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in such prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors or as set forth in the statement of designation for such series of preferred stock.

Distributions on any series of preferred stock may be cumulative or non-cumulative.

If any shares of the preferred stock of any series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of such series of preferred stock for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to a series of preferred stock means that:

●

if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

●

if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of preferred stock ranking equally as to dividends with the preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the series and the other series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the series as to dividends or participation in our assets upon our winding up or termination, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the series as to dividends or participation in our assets upon our winding up or termination be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the series as to dividends and participation in our assets upon our winding up or termination.

Any dividend payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series that remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms and notice, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to the offer for sale of shares of a series of preferred stock that is subject to mandatory redemption will specify the required notice and the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the shares of that series of preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the shares of that series of preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any series of preferred stock, unless all required dividends are paid:

●	no shares of the applicable series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the series are simultaneously redeemed, and

●

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable series of preferred stock except by conversion into or exchange for stock ranking junior to the preferred stock of the series as to dividends and upon our winding up or termination.

Liquidation Preference

Upon any voluntary or involuntary winding up or termination of our affairs as a company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the shares of a series of the preferred stock in the right to participate in the distribution of assets upon our winding up or termination, the holders of shares of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of such series of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary winding up or termination, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of our preferred stock having a liquidation preference and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with such series of our preferred stock in the right to the distribution of our assets, then the holders of the shares of such series of preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock having a liquidation preference, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon winding up or termination, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a winding up or termination.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

●	as otherwise stated in the prospectus supplement;

●	as otherwise stated in the relevant section of our articles of incorporation establishing such series; and

●	as required by applicable law.

Conversion Rights

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC will serve as our transfer agent and registrar for any preferred stock we might issue.

Description of Warrants

The following description is a general summary of the terms of the warrants that we may issue. We may issue warrants for the purchase of common stock, preferred stock or debt securities and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

You should refer to the prospectus supplement relating to the warrants being offered for sale for the specific terms of the warrants, including:

●	title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

●	the purchase price for each security purchasable on exercise of the warrants;

●	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	the periods during which and places at which such warrants are exercisable;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any anti-dilution protection provisions;

●	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

●	the terms of any right that we may have to redeem or call the warrants;

●	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

●	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	the name and address of the warrant agent, if any;

●	whether the warrants will be issued in certificated or book-entry form; and

●	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Description of Subscription Rights

The following description is a general summary of the terms of the subscription rights that we may issue. We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of each share of our common stock or preferred stock or for debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

Description of Debt Securities

The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, that we select to act as trustee. A copy of the form of each indenture will be filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the securities

 Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities. The securities will be not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

●	the title of the securities;

●	any limit on the aggregate principal amount of the securities;

●	the priority of payments on the securities;

●	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

●	the date or dates, or the method of determining the dates, on which the securities will mature;

●	the interest rate or rates of the securities, or the method of determining those rates;

●	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

●

whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

●	any terms relating to the conversion of the securities into our common stock or preferred stock or other securities offered hereby;

●

any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

●	any sinking fund or similar provisions applicable to the securities;

●	any redemption provisions applicable to the securities;

●	the denomination or denominations in which securities are authorized to be issued;

●	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities;

●	information with respect to book-entry procedures;

●	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

●	if other than the trustee, the identity of the registrar and/or paying agent; and

●	any other specific terms of the securities, which terms may modify or delete any provision of the applicable indenture insofar as it applies to the securities offered.

However, no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act and any modification or deletion of the rights, duties or immunities of an indenture trustee will have been consented to in writing by the trustee.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and paying agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.

Global securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates, or global securities, that will be deposited with a depositary that we will identify in a prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. All global securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and waiver

Each indenture will provide that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

●	change the stated maturity date of the security;

●	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

●	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

●	impair the holders' rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

●	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

●

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

●	adversely affect any rights of conversion;

●	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

●	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

●	change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

●	to name a successor entity to us;

●	to add to our covenants for the benefit of the holders of all or any series of securities;

●	to add to the events of default;

●

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

●	to establish the form or terms of securities of any series and any related coupons;

●	to provide for the acceptance of appointment by a successor trustee;

●	to make provision for the conversion rights of the holders of the securities in certain events;

●

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

●	to modify, eliminate or add to the provisions of any indenture to conform our or the trustee's obligations under the applicable indenture to the Trust Indenture Act; or

●	to make any other changes that apply only to debt securities to be issued thereafter.

Calculation of outstanding debt securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

●

In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

●

Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

●	the holder has provided the trustee with written notice of a continuing event of default regarding the holder's series of securities;

●

the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

●	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

●	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of default

The following will be events of default under the indenture with respect to the senior debt securities of a series:

●	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

●	failure to pay principal of, or any premium on, any senior debt security of that series when due;

●	failure to deposit any sinking fund payment for a senior debt security of that series when due;

●

failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

●

acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under the senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

●	certain events in bankruptcy, insolvency or reorganization of us or Business First Bank; and

●	any other event of default regarding that series of senior debt securities.

Unless otherwise described in the prospectus supplement applicable to a particular series of subordinated debt securities, events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or Business First Bank.

There will be no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of our senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities

●	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

●	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

●

any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

●

any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

Trustee

The accompanying prospectus will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $5,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Book Entry Issuance

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by Depository Trust Company, or DTC, in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated debt securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, any trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

Depository Trust Company

We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated debt securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

●	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

●	we decide to discontinue the book-entry system; or

●	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

Description of Depositary Shares

The following description is a general summary of the terms of the depositary shares that we may issue. We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our charter and the articles supplementary relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

●	the initial deposit of our preferred stock;

●	the initial issuance of the depositary shares;

●	any redemption of our preferred stock; and

●	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

●	written advice of counsel or accountants;

●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Description of Purchase Contracts and Purchase Units

The following description is a general summary of the terms of the purchase contracts and purchase units that we may issue. We may issue purchase contracts for the purchase or sale of our common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as "purchase units." The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

●	a discussion of the material U.S. federal income tax considerations applicable to the purchase contracts or purchase units;

●	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

●	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

Description of Units

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

●	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of the material U.S. federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

Plan of Distribution

We may sell the offered securities directly to purchasers, through agents, through dealers, through underwriters, or through a combination of any of these methods of sale. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents; the initial offering price of the offered securities to the public and the proceeds to us from the sale; any underwriting discounts, commissions and other items constituting underwriters’ compensation; any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents; and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed,

●	at market prices prevailing at the time of sale,

●	at prices related to the prevailing market prices, or

●	at negotiated prices.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing securityholders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales through underwriters, dealers or agents; Direct sales

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA") and unless otherwise disclosed in the applicable prospectus supplement, we do not intend for the maximum consideration or discount to be received by any FINRA member or independent broker dealer to exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us who may be deemed to be an “underwriter,” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.

Delayed delivery contracts

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

●	the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

●	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market making, stabilization and other transactions

Each issue of a new series of preferred stock, debt securities, warrants or rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on the Nasdaq Global Select Market. We can provide no assurance as to whether the securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities or the common stock sold by the selling shareholder. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Legal Matters

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas, and for any applicable underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Hannis T. Bourgeois, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Minden Bancorp, Inc. and its subsidiaries for the year ended December 31, 2017, appearing in our Current Report on Form 8-K filed with the SEC on May 22, 2018, and for the year ended December 31, 2016, appearing in our Current Report on Form 8-K/A filed with the SEC on February 15, 2018, have been audited by Heard, McElroy & Vestal, LLC, independent auditors, as set forth in their report thereon, included in such Current Report on Form 8-K, and incorporated herein by reference in reliance upon the authority of such firm as an expert in accounting and auditing.

BUSINESS FIRST BANCSHARES, INC.

900,000 Shares

Common Stock

Prospectus Supplement

 Lead Book-Running Manager

STEPHENS INC.

Lead Manager

RAYMOND JAMES

Co-Manager

THE HOVDE GROUP, LLC

June      , 2018